Friday 27 July 2012

Embargoed until 7am

Carphone Warehouse Group plc

Interim Management Statement for the quarter ended 30 June 2012

In line with guidance given in June, no change to forecasts

•	CPW Europe Q1 LFL sales down 2.0%, affected by the continued weak prepay market, as anticipated

•	Encouraging UK postpay growth

•	Virgin Mobile France delivers strong revenue growth of 13.0% at constant currency; postpay net adds of 57,000

•	Reiterating financial guidance for the full year

Roger Taylor, CEO, said:

“We reiterate the guidance we provided in June when we presented our final results for 2011-12 and there have been no significant changes since then.

“At that time we said that CPW Europe was ideally placed to service the complex postpay market, and this remains the case. Our recent offers and new initiatives have already seen positive results across the business, and we are maintaining excellent customer service scores. As anticipated, the prepay market continues to be weak, but we remain confident in our opportunity to reinvigorate this market by driving smartphone penetration into this segment, particularly in the second half.

“Virgin Mobile France continues to perform well in a competitive market with strong revenue growth and growth in its postpay base as we continue to focus on quality customers.”

CPW Europe (JV with Best Buy Co., Inc.)

As previously highlighted, Q1 was affected by the continuing weak prepay market, caused primarily by a lack of attractively priced smartphone products in this segment. This meant total connections were down 17.8% and like-for-like sales declined by 2.0%. However, successful smartphone promotions have helped to drive positive like-for-like postpay sales growth in our key UK market. This was achieved by launching our weekly 'Smart Deals', designed to provide the best value in the market in the all important postpay smartphone segment. Although the prepay market remains weak, we have reason to be more optimistic about the increasing availability of lower priced prepay smartphones as the year progresses.

Virgin Mobile France (JV with Virgin Group)

Virgin Mobile France, France's leading MVNO, had a good quarter with year-on-year revenue growth of 13.0% from €108m to €122m, boosted by termination revenue and postpay growth. As at 30 June 2012 the customer base was 1,925,000, with postpay net adds of 57,000 during the quarter and total net adds of 8,000.

The business now has over 150,000 customers on the Full MVNO platform, bringing significant benefits of increased flexibility and reduced costs, as well as enabling us to enhance our customer proposition.

Outlook

At our results presentation in June, we said that in 2012-13 we expected the consumer environment in Europe to remain challenging along with the continued effect of regulation and competition in the mobile market and we reiterate the guidance set out at that time. However, we see some exciting opportunities and remain confident in our strategic positioning and operational execution. We are making progress with the reorganisation of CPW Europe and will also continue to explore opportunities to gain further scale in a number of our mainland European markets.

Conference call

There will be a conference call for investors and analysts at 9.00 am this morning. The call will also be broadcast on our website, www.cpwplc.com.

Dial-in details

Passcode 5117481
UK/International: +44 (0)20 3450 9987
USA: +1 646 254 3361

A replay will be available until midnight, 3 August 2012.
Passcode: 5117481#
UK/International +44 (0)20 7111 1244
USA +1 347 366 9565

Next announcement

The Group will publish its Q2 trading and interim results on 14 November 2012.

For further information

For analyst and institutional enquiries

Kate Ferry, IR Director	07748 933 206

For media enquiries

Shane Conway, Head of PR, CPW Europe	07932 199 659
Anthony Carlisle (Citigate Dewe Rogerson)	07973 611 888
020 7638 9571

Further operating and financial information

CPW Europe (100% basis)

	13 Weeks to 30 June 2012
	2012	2011	% Change
Revenue
Total (£m)*	776	734	5.7%
LFL (constant currency)			(2.0)%

* Prior year comparative excludes Best Buy UK, which was closed during the year ended 31 March 2012.

	13 Weeks to 30 June 2012
	2012	2011	% Change
Connections (000s)*	1,991	2,421	(17.8)%

* Prior year comparative excludes Phone House Belgium and Best Buy UK, which were respectively sold and closed during the year ended 31 March 2012.

	At 30 June 2012
	2012	2011	% Change
Store numbers*
Own stores	2,044	2,084	(1.9)%
Franchises	336	271	24.0%
Total stores	2,380	2,355	1.1%

* Prior year comparatives exclude Phone House Belgium which was sold during the year ended 31 March 2012.

Virgin Mobile France (100% basis)

	3 Months to 30 June 2012
	2012	2011	% Change
Revenue (£m)	122	108	13.0%

	At 30 June 2012
	2012	2011	% Change
Customer base (000s)
Postpay	1,394	1,282	8.7%
Prepay	531	703	(24.5)%
Total	1,925	1,985	(3.0)%